UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2010

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee (the "Committee") of the Board of Directors of The PMI Group, Inc. ("PMI") oversees and reviews PMI's executive compensation policies and programs and approves the form and amount of compensation to be paid to PMI's executive officers. On February 24, 2010, the Committee took the following actions with respect to 2010 annual base salaries and bonus incentive awards for the 2009 performance period for PMI's Named Executive Officers ("NEOs") as determined by reference to PMI's Proxy Statement, dated April 3, 2009:

2010 Salaries. The Committee approved nominal increases to executive 2010 salaries. Mr. Smith, Chief Executive Officer of PMI, recommended to the Committee that his salary not be increased for 2010 and the Committee accepted his recommendation. The 2010 salaries are as follows:

L. Stephen Smith
Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer
2010 salary: $830,000
2009 salary: $830,000

Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
2010 salary: $450,000
2009 salary: $440,000

David H. Katkov
Executive Vice President and Chief Business Officer
2010 salary: $450,000
2009 salary: $445,000

Lloyd A. Porter
Executive Vice President and Chief Risk Officer
2010 salary: $370,000
2009 salary: $365,000

Joanne M. Berkowitz
Executive Vice President and Chief Insurance Operations Officer
2010 salary: $355,000
2009 salary: $350,000

2009 Bonus Incentive Awards. Pursuant to PMI's shareholder-approved Bonus Incentive Plan ("Plan"), in February 2009 the Committee established performance metrics and formulae by which to measure corporate achievement and calculate maximum bonus incentive payments to executives under the Plan. The Committee designed the 2009 bonus metrics to motivate the NEOs to achieve key strategic and financial goals as identified at that time.

The metrics were: Capital Management (maximum - ensure access to $100 million bank credit facility throughout 2009 and raise capital or obtain capital relief of more than $300 million); U.S. Mortgage Insurance Incurred Losses (threshold - below $1.5 billion); Expense Management (maximum - U.S. mortgage insurance expenses at or below 97% of Board-approved operating plan); and Quality of U.S. Mortgage Insurance New Insurance Written ("NIW") (maximum - average PMI Automated Underwriting Risk Analysis Score (a proprietary credit risk scoring system) below 90). PMI did not reach the threshold level with respect to U.S. Mortgage Insurance Incurred Losses, and achieved maximum with respect to Capital Management, Expense Management and Quality of NIW. At its February 24, 2010 meeting, the Committee determined that the aggregate corporate achievement under the established performance metrics was 112% of target.

Based upon the corporate performance achievement, the Committee awarded bonus incentive payments for the 2009 performance period, representing 112% of their target awards, as follows: Mr. Smith - $1,394,000; Mr. Lofe - $567,000; Mr. Katkov - $573,000; Mr. Porter - $409,000 and Ms. Berkowitz - $392,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

March 2, 2010	By:	Andrew D. Cameron

Name: Andrew D. Cameron
Title: Executive Vice President, General Counsel and Secretary